Designated Filer:	Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:	NYFIX, Inc. (NYFX)

Date of Event Requiring Statement: November 30, 2009

Exhibit 99.3

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX, LLC

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By /s/ Scott A. Arenare	Date: 12/1/09
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By:/s/ Scott A. Arenare	Date: 12/1/09

Name: Scott A. Arenare

Title: Partner

WARBURG PINCUS LLC

By:/s/ Scott A. Arenare	Date: 12/1/09
Name: Scott A. Arenare
Title: Managing Director

WARBURG PINCUS & CO.

By:/s/ Scott A. Arenare	Date: 12/1/09
Name: Scott A. Arenare
Title: Partner

By:/s/ Scott A. Arenare	Date: 12/1/09

Name: Charles R. Kaye

By: Scott A. Arenare, Attorney-in-Fact*

By/s/ Scott A. Arenare	Date: 12/1/09
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

*Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

**Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.